EXHIBIT 31.2

RULE 13a-14(a) CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

I, Christa C. Leonard, certify that:

1.    I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended November 1, 2008 of Westaff, Inc. (this “Amendment No. 1”); and

2.    Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 2, 2009

/s/ CHRISTA C. LEONARD
Christa C. Leonard
Senior Vice President and Chief Financial Officer
Westaff, Inc.
(Principal Financial Officer)